NEWS RELEASE

FOR IMMEDIATE RELEASE

Synalloy Announces Planned Closure of Bristol Fabrication
Spartanburg, South Carolina, April 29, 2014.... Synalloy Corporation (NASDAQ: SYNL), a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe, fiberglass and steel storage tanks, specialty chemicals and fabrication of stainless and carbon piping systems, announces the planned closure of the Bristol Fabrication unit of Synalloy Fabrication, LLC (“Bristol Fab”). The Company delivered WARN Notices to employees, union representatives and local elected officials on April 28th. Bristol Fab’s closure is currently scheduled for June 27, 2014. This planned closure will not affect Ram-Fab, LLC, our fabrication business in Crossett, Arkansas, or any of Synalloy’s other operating units.
As previously reported, Bristol Fab lost $5.2 million in the three-year period 2011 - 2013. The unit lost an additional $1.05 million in the first quarter of 2014. Bristol Fab’s collective bargaining agreement with the United Association of Journeymen and Apprentices of the Plumbing and Pipe Fitting Industry of the United States and Canada Local Union No. 538 (the “Union”) expired on February 15, 2014. Bristol Fab began negotiations with the Union in early January 2014. During negotiations, Bristol Fab sought concessions from the Union to reduce Bristol Fab’s overall cost structure to a point where it could be profitable based on current market conditions and pricing. After months of negotiations with the Union, however, Bristol Fab was unable to reach an agreement that would allow Bristol Fab to operate profitably. Another critical factor in management’s decision to close is the status of the Union’s pension fund. Through the negotiation process with the Union, the Company learned that the Union’s pension fund is underfunded, categorized as endangered, and currently under a Funding Improvement Plan. As a result, upon closure of the operation, the Company is legally obligated to pay a withdrawal liability to the Union’s pension fund of over $1.9 million, which amount likely would increase over time if the Company remained a participant.
Management believes the decision to close Bristol Fab leaves the overall Company stronger by eliminating a chronically unprofitable unit. The Company plans to reallocate management resources from Bristol Fab to other growth and acquisition initiatives within the Metals Segment. Shortly after the planned closing of Bristol Fab at the end of June, the Company will report on the effects of the closure including a one-time charge against second quarter 2014 earnings.
For more information about Synalloy Corporation, please visit our web site at www.synalloy.com.

Forward-Looking Statements
This earnings release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. In conjunction with our 2012 Palmer acquisition, our expectations for future sales and profits which were included in our financial projections were our best estimates at the time and actual results could be significantly different. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil prices; unforeseen delays in completing the integrations of Palmer; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in Synalloy Corporation's Securities and Exchange Commission filings. Synalloy Corporation assumes no obligation to update the information included in this release.
Contact: Kyle Pennington at (423) 989-4705